TII INDUSTRIES, INC. AND SUBSIDIARIES
                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS


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
                                                            Three Months Ended            Nine Months Ended
                                                                   March                         March
                                                          27, 1998       28, 1997       27, 1998       28, 1997
                                                        -----------    -----------    -----------    -----------
DILUTED EARNINGS PER SHARE

Shares used in computing earnings per share:
       Weighted average shares outstanding                7,604,000      7,431,000      7,558,000      7,430,000
       Incremental shares attributed to
         common stock equivalents - options
         and warrants                                          --             --             --             --
       OPIC convertible debenture                              --             --             --             --
                                                        -----------    -----------    -----------    -----------

                                                          7,604,000      7,431,000      7,558,000      7,430,000
                                                        ===========    ===========    ===========    ===========
Earnings:
       Net profit                                       ($1,188,000)   ($2,325,000)   ($3,840,000)   ($  668,000)
       Add:  Interest expense reduction                        --             --             --             --
                                                        -----------    -----------    -----------    -----------

                                                        ($1,188,000)   ($2,325,000)   ($3,840,000)   ($  668,000)
                                                        ===========    ===========    ===========    ===========

Diluted earnings per share                              ($     0.16)   ($     0.31)   ($     0.51)   ($     0.09)
                                                        ===========    ===========    ===========    ===========


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